Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated April 28, 2021 relating to the financial statements of KLX Energy Services Holdings, Inc., appearing in the Annual Report on Form 10-K of KLX Energy Services Holdings, Inc. for the year ended January 31, 2021. We also consent to the reference to us under the heading “Experts” in the prospectuses which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Tampa, FL

May 14, 2021